Exhibit 99.1

Cycurion, Inc. Expands Partnership with Journal Technologies, Secures $22 Million Contract with State Police Agency

Falls Church, VA – April 08, 2025 – Cycurion, Inc. (NASDAQ: CYCU), a trailblazer in advanced cybersecurity and information technology solutions, today announces an expanded partnership with Journal Technologies, a leading provider of case management and operational solutions for justice agencies worldwide. Together, the companies have been awarded a $22 million multi-year contract to deliver a state-of-the-art criminal justice case management system to a State Police agency, reinforcing Cycurion’s leadership in securing critical justice infrastructure.

The web-based solution, powered by Journal Technologies’ robust eSeries Framework platform, provides comprehensive case management, tracking, and reporting capabilities. Designed to streamline the initiation, planning, execution, control, and reporting of prosecution and investigative activities, the system prioritizes cybersecurity resilience to protect sensitive data and operations from escalating cyber threats. With decades of justice-sector expertise embedded in the eSeries Framework, the platform delivers document management, workflow automation, database organization, forms processing, and seamless third-party integrations enhanced by Cycurion’s cutting-edge security expertise.

“Cycurion’s partnership with Journal Technologies provides the tools to empower the State Police with a solution that not only optimizes operational efficiency but also sets a new standard for cybersecurity in the justice sector,” said Kevin Kelly, CEO of Cycurion, Inc. “This collaboration reflects our commitment to safeguarding critical systems while driving innovation across the offender life cycle.”

AI-Powered Cybersecurity Expansion

This landmark contract aligns with Cycurion’s strategic vision to expand its cybersecurity business, with artificial intelligence (AI) at the core of its growth strategy. By embedding AI-driven capabilities into its justice-sector offerings, Cycurion is redefining how government and law enforcement agencies combat cyber threats. The company’s Cyber Shield MSSP (Managed Security Service Provider) solution, now enhanced with AI, delivers advanced threat detection, automated response protocols, and predictive vulnerability analysis—ensuring unparalleled protection for mission-critical operations. This $22 million engagement underscores Cycurion’s dedication to scaling its AI-powered cybersecurity solutions, cementing its position as a market leader in delivering transformative, high-impact security to the public sector.

Drawing on its extensive experience in integrated justice and data administration, Cycurion strengthens the eSeries Framework with industry-leading security measures. As an active member of the Integrated Justice Information Systems (IJIS) Institute, the National Sheriff’s Association, and standards committees of the National Information Exchange Model (NIEM), Cycurion shapes the future of secure data exchange and justice technology. The Cyber Shield MSSP solution offers tailored, AI-enhanced protections across the offender life cycle, safeguarding sensitive data and operations in an increasingly digital world.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients with a commitment to securing the digital future.

Forward looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in that filing with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

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